NEWS   FROM
Petroleum Development Corporation

FOR IMMEDIATE RELEASE
November 1, 2009

Petroleum Development Corporation Announces an Appalachian Joint Venture with Lime Rock Partners to Develop the Marcellus Shale Play

Joint Venture to Significantly Accelerate Marcellus Reserve and Production Growth in World-Class Play

DENVER, CO, November 1, 2009: Petroleum Development Corporation (“PDC”, “the Company”) (NASDAQ: PETD) and Lime Rock Partners (“Lime Rock”), a leading provider of growth capital to energy companies worldwide, today announced the formation of PDC Mountaineer, LLC, a joint venture company (“JV”) principally focused in the Marcellus Shale region.

PDC will contribute acreage, producing properties, reserves and related gathering assets valued at approximately $158.5 million.  Lime Rock funded $45 million as a return of capital at closing, and PDC has an option to take a second cash contribution of $11.5 million by year-end 2010.  Subject to agreement provisions, Lime Rock has an obligation to fund in full by December 31, 2011 to earn a 50% interest in the joint venture.  Lime Rock anticipates it will satisfy its funding obligation by early-to-mid 2011, at which time all costs and capital investment in the JV will be shared equally.  PDC’s interest in the joint venture, including; (1) land and drilling expenditures, (2) future net gas revenues, and (3) future gas reserves, will be reflected in its financial statements.

Under the terms of the agreement:

•	PDC will contribute approximately 115,000 net acres in the Appalachia Basin, of which approximately 55,000 acres are considered to be prospective in the Marcellus. The acreage has:
o	Approximately 12 MMcf per day of current production
o	113 Bcfe of total proved reserves as of 12/31/08, primarily attributable to the shallow Devonian sands
o	Existing low-pressure gathering and compression facilities
o	Existing 2D and 3D seismic data
•	PDC Mountaineer plans to develop and construct a new gathering system for its Marcellus volumes primarily within its current right of ways

Mr. Dewey Gerdom has been appointed Chief Executive Officer of the JV.  Mr. Gerdom previously served with the Company as Vice President - Eastern Operations.  PDC has designated approximately ninety of its employees to directly support the JV, which will be headquartered in Bridgeport, West Virginia.  PDC brings a 40-year track record of operating over 1,900 wells in the basin and a technical team with proven unconventional/tight rock completion and production expertise.

Mr. Richard W. McCullough, Chairman and Chief Executive Officer of Petroleum Development Corporation, said, “We are extremely pleased to partner with Lime Rock, whose team has a track record of successful value-adding energy investments.  This new strategic JV will accelerate the growth and visibility of PDC’s Marcellus Shale gas position.  The Marcellus Shale provides the opportunity of strong economic scale and repeatability for long term growth.  Partnering with Lime Rock provides the growth capital required to increase production, develop low cost reserves, and grow our acreage position in the Marcellus Shale fairway.”

Will Franklin, Managing Director of Lime Rock Partners, noted, “For years, Lime Rock has been looking to partner with an experienced operator in Appalachia and the Marcellus Shale: a company with deep local roots, a company with a long history of successfully developing unconventional natural gas, and a company with both a robust current producing asset and real growth potential in the Marcellus.  When we began discussions with PDC, we realized that it combines all these rare assets.”  Jonathan Farber, Managing Director and Co-Founder of Lime Rock, added, “We have long followed and admired the progress of PDC.  As we have gotten to know better Dewey and the PDC Mountaineer team and Rick and the broader PDC team, we are even more confident that these are the right operators to capture the remaining value in the venture’s existing assets and maximize its potential in the Marcellus.  We look forward to the next exciting few years as we attempt to create significant value for our combined investors.”

Mr. McCullough continued, “We are very pleased Dewey Gerdom is heading up this JV.  He brings 30 years of industry experience to the JV and is highly respected within both the Company and the industry.  This accretive and strategic transaction solidifies our commitment to the Marcellus Shale and complements our strong operating position in the Rocky Mountains.  The JV’s development plan includes approximately 500 potential horizontal and vertical wells on the existing net Marcellus acres.  The initial focus will be to finalize our 2010 operating budget and to gather additional technical analysis from our first horizontal wells to better refine the potential upside associated with the JV’s Marcellus acreage.”

PDC has accelerated its Marcellus exploration efforts during the past year, recently completing its first 3D seismic shoot and the drilling of seven initial vertical wells.  The JV is planning to drill its initial horizontal well in the first quarter of 2010.

Scotia Capital (USA) acted as sole placement agent and, together with Scotia Waterous (USA), as exclusive financial advisor to Petroleum Development Corporation in connection with this transaction.  Baker Botts represented PDC, and Fulbright & Jaworski represented Lime Rock in the transaction.

Scheduled Conference Call

The Company will host a conference call with investors to discuss the announced joint venture. The Company invites you to join Richard W. McCullough, Chairman and Chief Executive Officer, and other officers for a conference call on Monday, November 2, 2009.

When:                       Monday, November 2, 2009, at 1:00 p.m. Eastern Standard Time

How:           Log on to the web site at www.petd.com, or dial-in:
Domestic (toll free) at 877/407-9124
International at 201/689-8584

Replay Numbers:
Domestic (toll free) at 877/660-6853
International at 201/612-7415
Account #: 286, Conference ID #: 336774

A replay of the call will be available through Tuesday, December 1, 2009.

About Petroleum Development Corporation

Petroleum Development Corporation is an independent energy company engaged in the development, production and marketing of natural gas and oil. Its operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index
of Companies.

About Lime Rock Partners

Established in 1998, Lime Rock manages $3.8 billion of private capital for investment in the energy industry through Lime Rock Partners, investors of growth capital in energy companies worldwide, and Lime Rock Resources, acquirers and operators of oil and gas properties in the United States.   With $3.0 billion under management, Lime Rock Partners is a creative, value-adding, and long-term investor of growth capital in exploration and production, energy service, and oil service technology companies worldwide.  From locations in Aberdeen, Scotland, Dubai, Houston, Texas, and Westport, Connecticut, the Lime Rock Partners team brings together a global network of relationships, deep interdisciplinary expertise in finance and energy company operations, and a strong track record of value creation.  For more information, please visit www.lrpartners.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this release are forward-looking statements.   Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated oil and natural gas production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and our management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand, and commodity prices for oil and natural gas;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	the availability and cost of capital to us;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America;
•	the effect of natural gas and oil derivatives activities;
•	conditions in the capital markets; and
•	losses possible from pending or future litigation.

Further, we urge you to carefully review and consider the cautionary statements made in this release, our annual report on Form 10-K for the year ended December 31, 2008, and our other filings with the Securities and Exchange Commission (“SEC”) and public disclosures.  We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events.

CONTACT: Marti Dowling, Manager – Investor Relations, 303/831-3926, ir@petd.com

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1775 Sherman Street • Suite 3000 • Denver, Colorado • 80203-4341 • Phone: 303.860.5800
~ www.petd.com ~

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